EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Whitman Education Group, Inc. is filed on behalf of each of us.


                                            /s/ Phillip Frost, M.D.
                                            ------------------------------------
Date: April 6, 2001                         Phillip Frost, M.D.


                                            FROST-NEVADA, LIMITED
                                            PARTNERSHIP

                                            /s/ David H. Moskowitz
                                            ------------------------------------
Date: April 6, 2001                         David H. Moskowitz
                                            President of Frost-Nevada
                                            Corporation, General Partner.


                                            FROST-NEVADA CORPORATION


                                            /s/ David H. Moskowitz
                                            ------------------------------------
Date: April 6, 2001                         David H. Moskowitz
                                            President of Frost-Nevada
                                            Corporation, General Partner.